KENNEDY WILSON

ANACAPA CANYON
CAMARILLO, CALIFORNIA

Q1 2024 | EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL INFORMATION

Kennedy-Wilson Holdings, Inc.
Supplemental Financial Information
For the Quarter Ended March 31, 2024

Certain terms used in this release are defined below under the caption "Common Definitions". Certain information included in this release constitutes non-GAAP financial measures. For a definition of the non-GAAP financial measures used in this release, see "Common Definitions" below, and for a reconciliation of those measures to their most comparable GAAP measure, see the tables set forth in the Company's supplemental financial information available at www.kennedywilson.com.

KENNEDY WILSON REPORTS FIRST QUARTER 2024 RESULTS
Beverly Hills, California (May 8, 2024) - Kennedy-Wilson Holdings, Inc. (NYSE: KW), a leading global real estate investment company with $25 billion in AUM across its real estate equity and debt investment portfolio, today reported results for Q1-2024:
Financial Results

(Amounts in millions, except per share data)	Q1
GAAP Results	2024	2023
GAAP Net Income (Loss) to Common Shareholders	$26.9	($40.8)
Per Diluted Share	0.19	(0.30)

(Amounts in millions)	Q1
Non-GAAP Results	2024	2023
Adjusted EBITDA	$203.2	$90.9
Adjusted Net Income	70.5	5.3

Adjusted EBITDA - Key Components (at KW share)
Baseline EBITDA: Property NOI, loan income, and inv. mgt fees (net of compensation and general and administrative expenses)	$103.1	$95.5
Realized gain on the sale of real estate	108.3	15.0
Change in the fair value of the Co-investment portfolio	(10.1)	(10.9)
Other income/(loss)	1.9	(8.7)
Adjusted EBITDA	$203.2	$90.9
"We had an excellent quarter as reflected in the significant growth of our adjusted net income and the continued growth of our investment management business, which reported a 94% increase in fee income," said William McMorrow, Chairman and CEO of Kennedy Wilson. "At the same time, we completed several large multifamily construction projects on schedule and on budget which will contribute in a meaningful way to our future net operating income. We also continued to recycle capital from non-core asset sales which will be used to grow our core businesses and reduce leverage on our balance sheet."
Investment Management Business
•94% Growth in Investment Management Fees: Investment Management fees grew by 94% to $21 million in Q1-24 (vs Q1-23) driven by higher levels of Fee-Bearing Capital and $719 million of new originations from the Company's Debt Investment Platform.
•Fee-Bearing Capital Grew to a Record $8.6 billion in Q1-24:
◦In addition to the $8.6 billion in Fee-Bearing Capital, the Company has an incremental $4.3 billion in non-discretionary capital with certain strategic partners that is currently available for investment. Additionally, the Company's debt investment platform has approximately $2.2 billion in future funding committments.
•Debt Investment Platform Grew By 10% to $7.3 billion in Q1-24:
◦Q1-24 Investment Activity: Originated $719 million in new construction loans, completed $210 million in additional fundings on existing loans, and realized $56 million in repayments.

◦Debt Platform grew to $7.3 billion in loans (including $5.1 billion in outstanding loans and $2.2 billion of future funding commitments) in which the Company has an average ownership interest of 5%.
◦The Debt Investment Platform totals $4.8 billion of Fee-Bearing Capital at quarter-end with $3 billion of new origination capacity.

Real Estate Investment Activity
•$94 million in Gross Acquisitions ($7 million at share):
◦Co-Investment Acquisitions: Completed $94 million in gross real estate acquisitions, including $90 million invested in two multifamily properties in the Pacific Northwest. The Company had a 8% ownership interest in these Q1-24 acquisitions.
• $357 million in Gross Dispositions ($346 million at share):
◦Consolidated Portfolio: Sold non-core hotel, office, and retail assets for a total of $329 million. The dispositions generated $236 million of cash to KW and a gain on sale of $106 million (net of $14 million of impairments).
◦Co-Investment Portfolio: Sold $24 million of non-income producing real estate investments. KW's average ownership in these assets was 55%.

Portfolio Update
•Estimated Annual NOI of $464 million and Fee-Bearing Capital of $8.6 billion:
◦Potential for an incremental $89-$94 million in Estimated Annual NOI to come from development and lease-up portfolio and an incremental $6.5 billion of potential Fee-Bearing Capital to come from announced platforms and follow-on funding (before any asset sales or loan repayments):

	Est. Annual NOI To KW ($ in millions)	Fee-Bearing Capital ($ in billions)
As of Q1-23	$496	$6.0
As of Q4-23	$492	$8.4
Gross acquisitions and loan investments	1	0.2
Gross dispositions and loan repayments[1]	(28)	—
Operations	2	—
FX and other	(3)	—
Total as of Q1-24	$464	$8.6
1Primarily relates to non-core asset sales that produced $236 million in cash to KW and $106 million in net gains
•Development and Lease-up Portfolio To Add $89-$94 million in Estimated Annual NOI:
◦Near Term Stabilization Expectation: $25 million to stabilize by YE-24, $39 million in 2025
◦Multifamily Delivers 814 Units: Completed construction of the 172-unit 38° North Phase II community in Northern California, 240-unit Dovetail multifamily project in the Mountain West, 170-unit Vintage at Anacapa Canyon senior living community in Southern California, and the 232-unit Cornerstone multifamily community in Dublin.

◦Market-rate Apartments on Track to Stabilize: The Company is 68% leased across its four recently completed multifamily communities, Coopers Cross Resi and Grange West in Dublin, 38° North Phase II in Northern California, and Dovetail in the Mountain West (as of May 3, 2024), totaling 1,170 units, with lease-up performing ahead of business plan. These assets are expected to stabilize in Q2/Q3-24 and add $17 million in Estimated Annual NOI.
◦Vintage: The Vintage affordable housing platform has 1,604 multifamily units under development or in lease-up, which upon completion is expected to add $8 million to Estimated Annual NOI and grow the Vintage platform to approximately 12,000 stabilized units.
•Multifamily Same Property Performance(1) :

		Q1 - 2024 vs. Q1 - 2023
	Avg Occupancy % Q1-24	Occupancy	Revenue	Expenses	NOI (Net Effective)
Multifamily - Market Rate	93.9%	0.1%	3.0%	4.3%	2.4%
Multifamily - Affordable	94.6%	(2.0)%	4.0%	11.6%	0.2%
Total	94.1%	(0.4)%	3.2%	5.5%	2.1%
(1) Excludes minority-held investments and assets under going development or lease-up.

Balance Sheet and Liquidity
•Cash and Line of Credit Availability: As of March 31, 2024, Kennedy Wilson had a total of $542 million(1) in cash and cash equivalents and $248 million drawn on its $500 million revolving credit facility.
•Debt Profile: Kennedy Wilson's share of debt had a weighted average effective interest rate of 4.5% per annum and a weighted average maturity of 5.2 years as of March 31, 2024. Approximately 98% of the Company's debt is either fixed or hedged with interest rate hedges. The Company's interest rate hedges have a weighted average maturity of 1.4 years.
•Dividend: Declared a quarterly dividend of $0.12 per share (or $0.48 per share annually) to common shareholders of record as of June 28, 2024, with a payment date of July 5th, 2024. The resized dividend rate will allow the Company to retain $66 million per year, strengthening the Company's ability to grow its investment management business, repurchase securities, and reduce leverage.
•Share Repurchases: The Company repurchased 1.1 million shares in Q1-24 at a weighted average price of $8.76. As of the Q1-24, the Company has used $385 million of its $500 million share repurchase authorization since 2018.

Subsequent Events
The Company paid down its line of credit by $60 million in April 2024.

________________________________________________________________________________________

Footnotes
(1) Represents consolidated cash ($342 million of which is in foreign currencies of the EUR or the GBP) and includes $105 million of restricted cash, which is included in cash and cash equivalents and primarily relates to lender reserves associated with consolidated mortgages that we hold on properties. These reserves typically relate to interest, tax, insurance and future capital expenditures at the properties. Additionally, we are subject to withholding taxes to the extent we repatriate cash from certain of our foreign subsidiaries. Under the KWE Notes covenants we have to maintain certain interest coverage and leverage ratios to remain in compliance (see "Indebtedness and Related Covenants" for more detail on KWE Notes in the Company's quarterly report). Due to these covenants, we evaluate the tax and covenant implications before we distribute cash, which could impact the availability of funds at the corporate level. The Company's share of cash, including unconsolidated joint-ventures, totals $637 million.

Conference Call and Webcast Details
Kennedy Wilson will hold a live conference call and webcast to discuss results at 9:00 a.m. PT/ 12:00 p.m. ET on Thursday, May 9. The direct dial-in number for the conference call is (844) 340-4761 for U.S. callers and (412) 717-9616 for international callers. A replay of the call will be available for one week beginning one hour after the live call and can be accessed by (877) 344-7529 for U.S. callers and (412) 317-0088 for international callers. The passcode for the replay is 8726858.
The webcast will be available at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=7dzFxkA0. A replay of the webcast will be available one hour after the original webcast on the Company’s investor relations web site for three months.
About Kennedy Wilson
Kennedy Wilson (NYSE:KW) is a leading global real estate investment company.  We own, operate, and invest in real estate through our balance sheet and through our investment management platform in the United States, United Kingdom, and Ireland. We primarily focus on multifamily and office properties as well as industrial and debt investments in our investment management business. For further information on Kennedy Wilson, please visit www.kennedywilson.com.

Kennedy-Wilson Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollars in millions)

	March 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	$541.9	$313.7
Accounts receivable	42.5	57.3
Real estate and acquired in place lease values (net of accumulated depreciation and amortization of $906.0 and $957.8)	4,603.5	4,837.3
Unconsolidated investments (including $1,917.6 and $1,927.0 at fair value)	2,059.6	2,069.1
Other assets	182.4	187.5
Loan purchases and originations	250.4	247.2
Total assets	$7,680.3	$7,712.1

Liabilities
Accounts payable	$15.5	$17.9
Accrued expenses and other liabilities (including $252.2 and $234.4 of deferred tax liabilities)	562.8	597.8
Mortgage debt	2,773.1	2,840.9
KW unsecured debt	2,032.5	1,934.3
KWE unsecured bonds	511.5	522.8
Total liabilities	5,895.4	5,913.7
Equity
Cumulative perpetual preferred stock	789.9	789.9
Common stock	—	—
Additional paid-in capital	1,706.5	1,718.6
Retained (deficit) earnings	(347.1)	(349.0)
Accumulated other comprehensive loss	(406.7)	(404.4)
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	1,742.6	1,755.1
Noncontrolling interests	42.3	43.3
Total equity	1,784.9	1,798.4
Total liabilities and equity	$7,680.3	$7,712.1

Kennedy-Wilson Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except share amounts and per share data)

	Three Months Ended March 31,
	2024	2023
Revenue
Rental	$97.4	$106.6
Hotel	9.3	10.6
Investment management fees	21.3	11.0
Loans	8.1	3.7
Other	0.3	0.3
Total revenue	136.4	132.2

(Loss) income from unconsolidated investments
Principal co-investments	9.7	16.4
Performance allocations	(16.4)	(10.7)
Total (loss) income from unconsolidated investments	(6.7)	5.7

Gain on sale of real estate, net	106.4	19.2

Expenses
Rental	37.2	36.6
Hotel	7.6	7.9
Compensation and related (including $5.2 and $7.1 of share-based compensation)	27.6	30.6
Performance allocation compensation	(5.5)	1.6
General and administrative	8.3	8.4
Depreciation and amortization	38.9	39.4
Total expenses	114.1	124.5
Interest expense	(64.7)	(62.3)
Loss on early extinguishment of debt	0.3	0.1
Other income (loss)	6.8	(3.0)
Income (loss) before provision for income taxes	64.4	(32.6)
(Provision for) benefit from income taxes	(26.7)	3.9
Net income (loss)	37.7	(28.7)
Net loss (income) attributable to noncontrolling interests	0.1	(4.2)
Preferred dividends	(10.9)	(7.9)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$26.9	$(40.8)
Basic earnings (loss) per share
Earnings (loss) per share	$0.19	$(0.30)
Weighted average shares outstanding	138,472,579	137,949,018
Diluted earnings (loss) share
Earnings (loss) per share	$0.19	$(0.30)
Weighted average shares outstanding	138,628,139	137,949,018
Dividends declared per common share	$0.24	$0.24

Kennedy-Wilson Holdings, Inc.
Adjusted EBITDA
(Unaudited)
(Dollars in millions)

The table below reconciles net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders to Adjusted EBITDA, using Kennedy Wilson’s pro-rata share amounts for each adjustment item.

	Three Months Ended
	March 31,
	2024	2023
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$26.9	$(40.8)
Non-GAAP adjustments:
Add back (Kennedy Wilson's Share)(1):
Interest expense	95.2	81.5
Loss on early extinguishment of debt	(0.3)	(0.1)
Depreciation and amortization	38.4	39.0
Provision for (benefit from) income taxes	26.9	(3.7)
Preferred dividends	10.9	7.9
Share-based compensation	5.2	7.1
Adjusted EBITDA	$203.2	$90.9
(1) See Appendix for reconciliation of Kennedy Wilson's Share amounts.

Adjusted Net Income
(Unaudited)
(Dollars in millions, except share data)
The table below reconciles net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders to Adjusted Net Income, using Kennedy Wilson’s pro-rata share amounts for each adjustment item.

	Three Months Ended
	March 31,
	2024	2023
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$26.9	$(40.8)
Non-GAAP adjustments:
Add back (Kennedy Wilson's Share)(1):
Depreciation and amortization	38.4	39.0
Share-based compensation	5.2	7.1
Adjusted Net Income	$70.5	$5.3

Weighted average shares outstanding for diluted	138,628,139	137,949,018
(1) See Appendix for reconciliation of Kennedy Wilson's Share amounts.

Forward-Looking Statements
Statements made by us in this report and in other reports and statements released by us that are not historical facts constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Disclosures that use words such as "believe," "anticipate," "estimate," "intend," "may," "could," "plan," "expect," "project" or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties may include the factors and the risks and uncertainties described elsewhere in this report and other filings with the Securities and Exchange Commission (the "SEC"), including the Item 1A. "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2023, as amended by our subsequent filings with the SEC. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed in our filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.
Common Definitions
·     “KWH,” "KW," “Kennedy Wilson,” the "Company," "we," "our," or "us" refers to Kennedy-Wilson Holdings, Inc. and its wholly-owned subsidiaries.
·    “Adjusted EBITDA” represents net income before interest expense, loss (gain) on early extinguishment of debt, our share of interest expense included in unconsolidated investments, depreciation and amortization, our share of depreciation and amortization included in unconsolidated investments, provision for (benefit from) income taxes, our share of taxes included in unconsolidated investments, share-based compensation for the Company, and EBITDA attributable to noncontrolling interests.
Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.  Our management uses Adjusted EBITDA to analyze our business because it adjusts net income for items we believe do not accurately reflect the nature of our business going forward or that relate to non-cash compensation expense or noncontrolling interests. Such items may vary for different companies for reasons unrelated to overall operating performance. Additionally, we believe Adjusted EBITDA is useful to investors to assist them in getting a more accurate picture of our results from operations. However, Adjusted EBITDA is not a recognized measurement under GAAP and when analyzing our operating performance, readers should use Adjusted EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not remove all non-cash items or consider certain cash requirements such as tax and debt service payments. The amount shown for Adjusted EBITDA also differs from the amount calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

·    "Adjusted Fees" refers to Kennedy Wilson’s gross investment management and property services fees adjusted to include Kennedy Wilson's share of fees eliminated in consolidation, and performance fees included in unconsolidated investments. Our management uses Adjusted fees to analyze our investment management and business because the measure removes required eliminations under GAAP for properties in which the Company provides services but also has an ownership interest. These eliminations understate the economic value of the investment management and property services fees and makes the Company comparable to other real estate companies that provide investment management but do not have an ownership interest in the properties they manage. Our management believes that adjusting GAAP fees to reflect these amounts eliminated in consolidation presents a more holistic measure of the scope of our investment management and real estate services business.
·   "Adjusted Net Income" represents net income (loss) before depreciation and amortization, Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments, share-based compensation, and excluding net income attributable to noncontrolling interests, before depreciation and amortization and preferred dividends. Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·   "Baseline EBITDA" represents total consolidated revenues, total consolidated rental and hotel expenses, and KW’s share of net operating income from its unconsolidated investments, excluding share-based compensation and net of non-controlling interest.

·  "Cap rate" represents the net operating income of an investment for the year preceding its acquisition or disposition, as applicable, divided by the purchase or sale price, as applicable. Capitalization ("Cap") rates discussed in this report only include data from income-producing properties. The Company calculates cap rates based on information that is supplied to it during the acquisition diligence process. This information is not audited or reviewed by independent accountants and may be presented in a manner that is different from similar information included in the Company's financial statements prepared in accordance with GAAP. In addition, cap rates represent historical performance and are not a guarantee of future net operating income ("NOI"). Properties for which a cap rate is discussed may not continue to perform at that cap rate.
·    "Equity partners" refers to non-wholly-owned subsidiaries that we consolidate in our financial statements under U.S. GAAP and third-party equity providers.
·    "Estimated Annual NOI" is a property-level non-GAAP measure representing the estimated annual net operating income from each property as of the date shown, inclusive of rent abatements (if applicable).  The calculation excludes depreciation and amortization expense, and does not capture the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements, and leasing commissions necessary to maintain the operating performance of our properties. For assets wholly-owned and fully occupied by KW, the Company provides an estimated NOI for valuation purposes of $4.3 million, which includes an assumption for applicable market rents. Any of the enumerated items above could have a material effect on the performance of our properties. Also, where specifically noted, for properties purchased in 2024, the NOI represents estimated Year 1 NOI from our original underwriting. Estimated year 1 NOI for properties purchased in 2024 may not be indicative of the actual results for those properties. Estimated annual NOI is not an indicator of the actual annual net operating income that the Company will or expects to realize in any period.  Please also see the definition of "Net operating income" below. Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·     "Fee-Bearing Capital" represents total third-party committed or invested capital that we manage in our joint-ventures and commingled funds that entitle us to earn fees, including without limitation, asset management fees, construction management fees, acquisition and disposition fees and/or promoted interest, if applicable.
·     "Gross Asset Value” refers to the gross carrying value of assets, before debt, depreciation and amortization, and net of noncontrolling interests.
·   "Net operating income" or "NOI” is a non-GAAP measure representing the income produced by a property calculated by deducting certain property expenses from property revenues. Our management uses net operating income to assess and compare the performance of our properties and to estimate their fair value. Net operating income does not include the effects of depreciation or amortization or gains or losses from the sale of properties because the effects of those items do not necessarily represent the actual change in the value of our properties resulting from our value-add initiatives or changing market conditions. Our management believes that net operating income reflects the core revenues and costs of operating our properties and is better suited to evaluate trends in occupancy and lease rates. Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·   "Noncontrolling interests" represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
·    "Performance allocations” relates to allocations to the Company of Kennedy Wilson's co-investments it invests in and manages based on the cumulative performance of the fund or investment vehicle, as applicable, and are subject to preferred return thresholds of the limited partners.
·   "Performance allocation compensation” - the compensation committee of the Company’s board of directors approved and reserved between twenty percent (20%) and thirty-five percent (35%) of any performance allocation earned by certain commingled funds and separate account investments to be allocated to certain non-NEO employees of the Company.
·    "Principal co-investments” consists of the Company’s share of income or loss earned on investments in which the Company can exercise significant influence but does not have control. Income from unconsolidated investments includes income from ordinary course operations of the underlying investment, gains on sale, fair value gains and losses.
·    "Pro-Rata" represents Kennedy Wilson's share calculated by using our proportionate economic ownership of each asset in our portfolio. Please also refer to the pro-rata financial data in our supplemental financial information.
·    "Property NOI" or "Property-level NOI" is a non-GAAP measure calculated by deducting the Company's Pro-Rata share of rental and hotel property expenses from the Company's Pro-Rata rental, hotel and loans and other revenues. Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·    "Real Estate Assets under Management" ("AUM") generally refers to the properties and other assets with respect to which the Company provides (or participates in) oversight, investment management services and other advice, and which generally consist of real estate properties or loans, and investments in joint ventures. AUM is principally intended to reflect the extent of the Company's presence in the real estate market, not the basis for determining management fees. AUM consists of the total estimated fair value of the real estate properties and other real estate related assets either owned by third parties, wholly-owned by the Company or held by joint ventures and other entities in which its sponsored funds or investment vehicles and client accounts have invested. The estimated value of development properties is included at estimated completion cost. The accuracy of estimating fair value for investments cannot be determined with precision and cannot be substantiated by comparison to quoted prices in active markets and may not be realized in a current sale or immediate settlement of the asset or liability (particularly given the ongoing macroeconomic conditions such as, but not limited to, elevated levels of inflation and interest rates, banks' ability and willingness to lend, recent adverse developments affecting regional banks and other financial institutions, currency fluctuations and ongoing military conflicts around the world, continue to fuel recessionary fears and create volatility in Kennedy Wilson's business results and operations). Recently, there has also been a lack of liquidity in the capital markets as well as limited transactions which has had an impact on the inputs associated with fair values. Additionally, there are inherent uncertainties in any fair value measurement technique, and changes in the underlying assumptions used, including capitalization rates, discount rates, liquidity risks, and estimates of future cash flows could significantly affect the fair value measurement amounts. All valuations of real estate involve subjective judgments.

·    "Same property" refers to stabilized consolidated and unconsolidated properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared. This analysis excludes properties that during the comparable periods (i) were acquired, (ii) were sold, (iii) are either under development or undergoing lease up or major repositioning as part of the Company’s asset management strategy, (iv) were investments in which the Company holds a minority ownership position, and (v) certain non-recurring income and expenses. The analysis only includes Office, Multifamily and Hotel properties, where applicable. To derive an appropriate measure of operating performance across the comparable periods, the Company removes the effects of foreign currency exchange rate movements by using the reported period-end exchange rate to translate from local currency into the U.S. dollar, for both periods. Amounts are calculated using Kennedy Wilson’s ownership share in the Company’s consolidated and unconsolidated properties. Management evaluates the performance of the operating properties the Company owns and manages using a “same property” analysis because the population of properties in this analysis is consistent from period to period, which allows management and investors to analyze (i) the Company’s ongoing business operations and (ii) the revenues and expenses directly associated with owning and operating the Company’s properties and the impact to operations from trends in occupancy rates, rental rates and operating costs. Same property metrics are widely recognized measures in the real estate industry, however, other publicly-traded real estate companies may not calculate and report same property results in the same manner as the Company. Please also see “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Certain Non-GAAP Measures and Reconciliations” for a reconciliation of “same property” results to the most comparable measure reported under GAAP.

Note about Non-GAAP and certain other financial information included in this presentation
In addition to the results reported in accordance with U.S. generally accepted accounting principles ("GAAP") included within this presentation, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (including Adjusted EBITDA, Adjusted Net Income, Net Operating Income, and Adjusted Fees, as defined above). Such information is reconciled to its closest GAAP measure in accordance with the rules of the SEC, and such reconciliations are included within this presentation. These measures may contain cash and non-cash acquisition-related gains and expenses and gains and losses from the sale of real-estate related investments.  Consolidated non-GAAP measures discussed throughout this report contain income or losses attributable to non-controlling interests. Management believes that these non-GAAP financial measures are useful to both management and Kennedy Wilson's shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies. Annualized figures used throughout this release and supplemental financial information, and our estimated annual net operating income metrics, are not an indicator of the actual net operating income that the Company will or expects to realize in any period.

Investor Relations	Corporate Headquarters
Daven Bhavsar, CFA	151 S. El Camino Drive
(310) 887-6400	Beverly Hills, CA 90212
dbhavsar@kennedywilson.com	www.kennedywilson.com

KW-IR

Supplemental Financial Information

Kennedy-Wilson Holdings, Inc.
Capitalization Summary
(Unaudited)
(Dollars in millions, except per share data)

	March 31, 2024	December 31, 2023
Market Data
Common stock price per share	$8.58	$12.38
Common stock and convertible preferred stock
Common stock shares outstanding	138,095,244	138,727,521
Shares of common stock underlying convertible perpetual preferred stock and warrants(1)(2)(3)	37,478,315	37,468,568
Total Common stock outstanding and underlying convertible perpetual preferred stock and warrants	175,573,559	176,196,089

Equity Market Capitalization	$1,506.4	$2,181.3

Kennedy Wilson's Share of Debt
Kennedy Wilson's share of property debt	5,443.8	5,538.8
Senior notes payable	1,800.0	1,800.0
Kennedy Wilson Europe bonds	512.7	524.3
Credit Facility(4)	247.9	150.4
Total Kennedy Wilson's share of debt	8,004.4	8,013.5
Total Capitalization	$9,510.8	$10,194.8
Less: Kennedy Wilson's share of cash	(637.0)	(403.0)
Total Enterprise Value	$8,873.8	$9,791.8
(1) Assumes conversion of $300 million of our Series A convertible perpetual preferred stock based on current conversion price of $24.80 per share. The Series A preferred stock is callable by Kennedy Wilson on and after October 15, 2025.
(2) Assumes exercise of warrants based on current conversion price of $23.00 per share, which were issued along with $300 million Series B perpetual preferred stock. The Series B preferred stock is callable by Kennedy Wilson at any time.
(3) Assumes exercise of warrants based on current conversion price of $16.21 per share, which were issued along with $200 million Series C perpetual preferred stock. The Series C preferred stock is callable by Kennedy Wilson at any time.
(4) The Company paid down its line of credit by $60 million in April 2024.

Kennedy-Wilson Holdings, Inc.
Components of Value Summary
As of March 31, 2024
(Unaudited, Dollars in millions)

Below are key valuation metrics provided to assist in the calculation of a sum-of-the-parts valuation of the Company as of March 31, 2024.

				Kennedy Wilson's Share
Investments		Description	Occupancy	Est. Annual NOI(1)	Page #
Income Producing Assets
1	Multifamily(2)	34,170 units	93.7%	$272.9	20
2a	EU Office	2.5 million consolidated square feet 1.0 million co-investment square feet	94.2%	99.0	21
2b	U.S. Office	0.8 million consolidated square feet 4.4 million co-investment square feet	85.1%	29.6	21
3	Industrial	11.1 million co-investment square feet	98.5%	16.4	22
4	Loan Investments	109 loan investments KW Loan balance of $271.0 million	N/A	25.5	23
5	Retail	2.9 million square feet	91.7%	20.4	24
	Total Estimated Annual NOI			$463.8

Lease-up, Development, and Non-income Producing Assets				KW Gross Asset Value
6	Lease-up Portfolio(3)(4)	Est. Annual NOI at stabilization: $63-$68 million	26.6%	$1,325.0	25
7	Development Projects(3)(4)	Est. Annual NOI at stabilization: $25 million	N/A	485.3	26
8	Residential and other(3)	11 investments	N/A	222.7	24
	Total KW Gross Asset Value			$2,033.0

Investment Management			Fee-Bearing Capital	Total
9	Investment management	Asset management and origination fees (T-12)(5)	$8,600	$72.6	30
10	Investment management	Accrued performance allocations receivable, net		$43.8

Net Debt, Hedging and KW Share Count				Total
11	KW Share of Debt	Secured and Unsecured Debt		$8,004.4
12	KW Share of Cash	Cash		(637.0)
	Total Net Debt			$7,367.4	28

13	KW Share of Interest Rate and Currency Hedging Contracts(6)	Corporate and Property Level		$33.0

	Total Common stock outstanding and underlying convertible preferred stock			175,573,559	15
(1) Based on weighted average ownership figures held by KW.
(2) Includes 10,367 affordable units the Company owns through its Vintage Housing Holdings platform. Kennedy Wilson's equity investment in Vintage Housing Holdings has a fair value of $285.0 million as of March 31, 2024.
(3) See additional detail related to Lease-up, Development, and Non-income Producing Assets, as of March 31, 2024. KW Share of Debt below is included in the Net Debt amounts within the Components of Value Summary above.

	KW Gross Asset Value	KW Share of Debt	Investment Account (GAV - share of debt)
Lease-up - Multifamily and Commercial	$1,325.0	$501.1	$823.9
Development - Multifamily and Commercial	485.3	142.2	343.1
Residential and other	222.7	20.1	202.6
Lease-up, Development, and Non-income Producing Assets	$2,033.0	$663.4	$1,369.6
(4) Includes $128.7 million of gross asset value related to development that the Company owns through its investment Vintage Housing Holdings as of March 31, 2024.
(5) TTM figures are representative of the trailing 12 months and are not indicators of the actual results that the Company will or expects to realize in any period.
(6) Includes $15.3 million included within net Other Assets and $17.7 million within Unconsolidated investments on the Company's Consolidated Balance Sheet .

Kennedy-Wilson Holdings, Inc.
Stabilized Portfolio
As of March 31, 2024
(Unaudited, Dollars in millions)

The following information reflects Kennedy Wilson's Pro-rata share of Estimated Annual NOI (from income-producing assets) by geography and property type, as of March 31, 2024, of which 54% is derived from consolidated assets.

	Pacific Northwest	Southern California	Northern California	Mountain West	Other U.S.	U.K.	Ireland	Italy	Spain	Total
Multifamily - Market Rate	$52.5	$28.2	$21.6	$92.7	$—	$—	$30.4	$—	$—	$225.4
Multifamily - Affordable	30.4	4.4	3.3	9.4	—	—	—	—	—	47.5
Office	3.4	15.2	8.5	2.5	—	57.5	34.5	7.0	—	128.6
Industrial	—	—	1.0	1.5	—	12.1	1.5	—	0.3	16.4
Retail	—	0.7	—	0.8	—	7.6	5.2	—	6.1	20.4
Loans	1.1	6.9	4.6	2.8	8.8	1.3	—	—	—	25.5
Total Estimated Annual NOI	$87.4	$55.4	$39.0	$109.7	$8.8	$78.5	$71.6	$7.0	$6.4	$463.8

Kennedy-Wilson Holdings, Inc.
Segment Investment Summary
As of March 31, 2024
(Unaudited)
(Dollars in millions, except Fee-Bearing Capital)

The following summarizes Kennedy Wilson's income-producing portfolio by segment. Excluded below are lease-up, development, and residential and other investments.

Stabilized Portfolio
KW Segment	Description	Balance Sheet Classification	Multifamily Units	Commercial Rentable Sq. Ft.	Loan Investments	KW Share of Est. Annual NOI	Fee-Bearing Capital(1) ($bn)	KW Gross Asset Value	Ownership(2)
1) Consolidated	Consists primarily of wholly-owned real estate investments	Consolidated	9,230	4.7	—	$252.3	N/A	$4,642.7	97%

2) Co-investment Portfolio:
~50% owned	Consists primarily of 50/50 investments with partners and our Vintage Housing joint-venture	Unconsolidated	19,820	1.0	—	149.7	1.2	2,748.6	49%
Minority-held	Includes fund investments, loans, and other minority-held investments	Unconsolidated	5,120	17.0	109	61.8	7.4	939.2	9%
Co-investment Portfolio			24,940	18.0	109	$211.5	$8.6	$3,687.8	21%

Total Stabilized Portfolio			34,170	22.7	109	$463.8	$8.6	$8,330.5	37%
(1) Includes Fee-Bearing Capital related to lease-up, development, and non-income producing assets.
(2) Weighted average ownership figures based on the Company’s share of NOI and are presented on a pre-promote basis.

Kennedy-Wilson Holdings, Inc.
Multifamily Portfolio
As of March 31, 2024
(Unaudited)
(Dollars in millions, except average rents per unit)

		Consolidated	Co-Investment (Unconsolidated)
Multifamily	# of Assets	Market-Rate Units	Market-Rate Units	VHH Affordable Units (5)	Total # of Units	Market-Rate Occupancy (Asset Level)	Market-Rate Occupancy (KW Share)	VHH Affordable Occupancy	Total Occupancy (KW Share)	Average Rent(1)(2)(3)	KW Share of Estimated Annual NOI(4)
Mountain West	45	5,712	4,210	2,425	12,347	93.8%	93.7%	94.3%	93.8%	$1,603	$102.1
Pacific Northwest	55	1,544	4,349	6,562	12,455	94.3	93.8	94.7	94.1	2,066	82.9
Southern California	13	846	2,131	704	3,681	92.9	93.3	94.4	93.5	2,271	32.6
Northern California	9	1,128	1,357	676	3,161	91.8	90.1	96.9	91.3	2,183	24.9
Total Western U.S.	122	9,230	12,047	10,367	31,644	93.7%	93.3%	94.7%	93.6%	$1,854	$242.5
Ireland(4)	10	—	2,526	—	2,526	97.6	97.6	—	97.6	2,614	30.4
Total Stabilized	132	9,230	14,573	10,367	34,170	93.9%	93.7%	94.7%	93.9%	$1,922	$272.9

Lease-up Assets	6	412	990	170	1,572	See Page 25 for more information
Development Projects	14	550	556	1,434	2,540	See Page 26 for more information
Total	20	962	1,546	1,604	4,112

Total Multifamily	152	10,192	16,119	11,971	38,282
(1) Average Monthly Rents Per Unit is defined as the total potential monthly rental revenue (actual rent for occupied units plus market rent for vacant units) divided by the number of units, and are weighted averages based on the Company's ownership percentage in the underlying properties.
(2) Average Monthly Rents Per Market Rate Unit for the market rate portfolio based on Kennedy Wilson's share of units. Average Monthly Rents Per Unit for the affordable portfolio are $1,420 per month, including $1,265, $1,446, $1,714, and $1,418 for Mountain West, Pacific Northwest, Southern California and Northern California, respectively.
(3) Excludes 642 units related to investment in Langdon Park Capital.
(4) Estimated foreign exchange rates are €1.00 = $1.08 USD, and £1.00 = $1.26 USD related to NOI.
(5) The Company has a 45% economic ownership interest in its Vintage Housing affordable portfolio.

Kennedy-Wilson Holdings, Inc.
Office Portfolio
As of March 31, 2024
(Unaudited)
(Dollars and Square Feet in millions, except average rent per sq. ft.)

		Consolidated	Co-Investment (Unconsolidated)
Office	# of Assets	Rentable Sq. Ft.	Rentable Sq. Ft.	Total Rentable Sq. Ft.	Occupancy (Asset Level)	Occupancy (KW Share)	Average Annual Rent per Sq. Ft.(1)	Kennedy Wilson's Share of Estimated Annual NOI
Pacific Northwest	2	—	0.6	0.6	98.0%	98.8%	$31.3	$3.4
Southern California(2)	6	0.5	0.9	1.4	78.1	82.7	50.4	15.2
Northern California	5	0.3	1.2	1.5	84.9	84.8	36.0	8.5
Mountain West	5	—	1.7	1.7	86.2	86.3	20.4	2.5
Total Western U.S.	18	0.8	4.4	5.2	84.9%	85.1%	$40.2	$29.6
United Kingdom(3)	9	1.3	0.5	1.8	89.7	91.9	43.2	57.5
Ireland(3)(4)	9	0.6	0.5	1.1	95.3	94.6	48.3	34.5
Italy(3)	6	0.6	—	0.6	100.0	100.0	13.5	7.0
Total Europe(3)	24	2.5	1.0	3.5	93.2%	94.2%	$38.3	$99.0

Total Stabilized	42	3.3	5.4	8.7	88.2%	91.4%	$38.8	$128.6

Lease-up Assets	9	0.9	1.1	2.0	See page 25 for more information
Development Projects	2	0.1	—	0.1	See page 26 for more information
Total	11	1.0	1.1	2.1

Total Office	53	4.3	6.5	10.8
(1) Average Annual Rent per Sq. Ft. represents contractual rents as in-place as of March 31, 2024 and are weighted averages based on the Company's ownership percentage in the underlying properties.
(2) Includes our corporate headquarters wholly-owned by KW comprising 58,000 sq. ft., 100% occupancy, and $3.0 million in Estimated Annual NOI.
(3) Estimated foreign exchange rates are €1.00 = $1.08 USD, and £1.00 = $1.26 USD related to NOI.
(4) Includes our Irish headquarters wholly-owned by KW comprising 19,000 sq. ft., 100% occupancy, and $1.3 million in Estimated Annual NOI.

Kennedy-Wilson Holdings, Inc.
Industrial Portfolio
As of March 31, 2024
(Unaudited)
(Dollars and Square Feet in millions, except average rent per sq. ft.)

		Co-Investment (Unconsolidated)
Industrial	# of Assets	Rentable Sq. Ft.	Occupancy (Asset Level)	Occupancy (KW Share)	Average Annual Rent per Sq. Ft.(1)	Kennedy Wilson's Share of Estimated Annual NOI
Mountain West	5	1.0	100.0	100.0	$11.2	$1.5
Northern California	2	1.0	100.0	100.0	5.4	1.0
Total Western U.S.	7	2.0	100.0%	100.0%	$8.1	$2.5
United Kingdom(2)	77	8.1	97.3	98.2	8.8	12.1
Ireland(2)	21	0.8	97.4	97.2	9.9	1.5
Spain(2)	3	0.2	100.0	100.0	5.4	0.3
Total Europe(2)	101	9.1	97.3%	98.2%	$8.8	$13.9

Total Stabilized	108	11.1	97.8%	98.5%	$8.7	$16.4

Lease-up Assets	3	0.4	See page 25 for more information
Development Projects	5	TBD	See page 26 for more information
Total	8	0.4

Total Industrial	116	11.5
(1) Average Annual Rent per Sq. Ft. represents contractual rents as in-place as of March 31, 2024 and are weighted averages based on the Company's ownership percentage in the underlying properties.
(2) Estimated foreign exchange rates are €1.00 = $1.08 USD, and £1.00 = $1.26 USD related to NOI.

Kennedy-Wilson Holdings, Inc.
Loan Investment Portfolio
As of March 31, 2024
(Unaudited)

Loan Investment	# of Loans	Average Interest Rate (KW Share)	Loan Balance (KW Share)	Kennedy Wilson's Share of Annual Interest Income
Southern California	23	9.2%	$71.5	$6.9
Northern California	18	8.5%	50.6	4.6
Mountain West	17	7.9%	31.9	2.8
Pacific Northwest	7	4.5%	23.6	1.1
Other U.S.	40	8.8%	81.5	8.8
Total U.S.	105	8.3%	$259.1	$24.2
United Kingdom(1)	4	10.9%	11.9	1.3
Total Loan Investment	109	8.4%	$271.0	$25.5
(1) Estimated foreign exchange rate is £1.00 = $1.26 USD related to Loan Balance and Annual Interest Income.

Q1-24 Loan Originations
# of Loans	9
Gross Origination Commitment	$719.4
KW Share of Commitment (2.5%)	18.0
KW Origination Fee	7.2

Q1-24 Fundings and Repayments	Investment Level	KW Share
Loan Fundings	$209.8	$10.0
Repayments	56.4	2.8

Kennedy-Wilson Holdings, Inc.
Other Investments
As of March 31, 2024
(Unaudited)
(Dollars and Square Feet in millions, except average rent per sq. ft.)

		Consolidated	Co-Investment (Unconsolidated)
Retail	# of Assets	Rentable Sq. Ft.	Rentable Sq. Ft.	Total Rentable Sq. Ft.	Occupancy (Asset Level)	Occupancy (KW Share)	Average Annual Rent per Sq. Ft.(1)	Kennedy Wilson's Share of Estimated Annual NOI
Southern California	3	—	0.9	0.9	90.7	83.4	$53.1	$0.7
Mountain West	1	—	0.5	0.5	94.3	94.3	18.4	0.8
Total Western U.S.	4	—	1.4	1.4	94.1%	92.6%	$23.5	$1.5
United Kingdom(2)	6	0.9	0.1	1.0	93.1	95.3	14.5	7.6
Ireland(2)	1	0.2	—	0.2	77.4	77.4	47.1	5.2
Spain(2)	1	0.3	—	0.3	91.6	91.6	23.2	6.1
Total Europe(2)	8	1.4	0.1	1.5	91.1%	91.7%	$21.0	$18.9

Total Retail	12	1.4	1.5	2.9	91.9%	91.7%	$21.1	$20.4
(1) Average Annual Rent per Sq. Ft. represents contractual rents as in-place as of March 31, 2024 and are weighted averages based on the Company's ownership percentage in the underlying properties.
(2) Estimated foreign exchange rates are €1.00 = $1.08 USD, and £1.00 = $1.26 USD related to NOI.

Hotel	# of Assets	Hotel Rooms
Hawaii (currently in lease-up)	1	150	See page 26 for more information
Total Hotel	1	150

Residential and Other	# of Investments	Total Acres	KW Gross Asset Value
Southern California	1	527	$13.8
Hawaii	1	542	145.1
Total Residential	2	1,069	$158.9

Other Investments	9	—	$63.8
Total Residential and Other	11	1,069	$222.7

Kennedy-Wilson Holdings, Inc.
Lease-up Portfolio
As of March 31, 2024
(Unaudited)
(Dollars in millions)
Lease-up Portfolio
This section includes the Company's assets that are undergoing lease-up. There is no certainty that these assets will reach stabilization in the time periods shown. In addition, the cost to complete lease-up assets is subject to many uncertainties that are beyond our control, and the actual costs may be significantly higher than the estimates shown below. All dollar amounts are Kennedy Wilson's share.

Property	Location	Type	KW Ownership %	# of Assets	Commercial Sq. Ft.	MF Units	Hotel Rooms	Leased %	KW Share Est. Stabilized NOI	KW Est. Costs(1)	KW Gross Asset Value
2024
Coopers Cross	Ireland(2)	Multifamily	50%	1	—	471	—	56%	$6.2	$1.0	$126.1
Grange West	Ireland(2)	Multifamily	50%	1	—	287	—	66	3.5	1.0	80.1
38° North Phase II	Northern California	Multifamily	100%	1	—	172	—	36	4.1	7.4	68.2
Dovetail	Mountain West	Multifamily	90%	1	—	240	—	69	3.5	1.5	53.1
The Heights Building 4	United Kingdom(2)	Office	51%	1	80,000	—	—	43	1.8	—	24.5
Stockley Park	United Kingdom(2)	Office	100%	1	54,000	—	—	—	2.3	—	36.6
	2024 Subtotal			6	134,000	1,170	—	54%	$21.4	$10.9	$388.6
2025
Coopers Cross	Ireland(2)	Office	50%	1	395,000	—	—	—%	$11.5	$4.1	$163.4
90 East Buildings C and D	Pacific Northwest	Office	100%	1	410,000	—	—	—	7.4	19.4	112.6
The Cornerstone	Ireland(2)	Multifamily	50%	1	20,000	232	—	—	3.3	4.0	66.7
Hamilton Landing H4 & H7	Northern California	Office	100%	1	118,000	—	—	34	2.8	6.5	35.3
	2025 Subtotal			4	943,000	232	—	4%	$25.0	$34.0	$378.0
2026
Kona Village	Hawaii	Hotel	50%	1	—	—	150	—%	$17-$22	$—	$369.3
	2026 Subtotal			1	—	—	150	—%	$17-$22	$—	$369.3

	Total Lease-Up			11	1,077,000	1,402	150	28%	$63-$68	$44.9	$1,135.9
Note: The table above excludes minority-held investments, and three wholly-owned assets where the scope is still being explored, totaling 1.3 million commercial sq. ft. and KW Gross Asset Value of $173.6 million.

(1)    Figures shown in this column are an estimate of KW's remaining costs to develop to completion or to complete the entitlement process, and, with respect to the U.S. assets only, include potential lease-up costs such as estimated leasing commissions and tenant improvements, as applicable, as of March 31, 2024. Total remaining costs may be financed with third-party cash contributions, proceeds from projected sales, and/or debt financing. These figures are budgeted, estimated costs based on various assumptions costs and are subject to change. There is no guarantee that the Company will be able to secure the project-level debt financing that is assumed in the figures above. If the Company is unable to secure such financing, the amount of capital that the Company will have to invest to complete the projects above may significantly increase.
(2) Estimated foreign exchange rates are €1.00 = $1.08 USD, and £1.00 = $1.26 USD related to NOI.

Kennedy-Wilson Holdings, Inc.
Development Projects - Income Producing
As of March 31, 2024
(Unaudited)
(Dollars in millions)
Development Projects - Income Producing
This section includes the market rate development or redevelopment projects that the Company is undergoing or considering, and excludes Vintage Housing Holdings and residential investments. The scope of these projects may change. There is no certainty that the Company will develop or redevelop any or all of these potential projects. In addition, the cost to complete development projects is subject to many uncertainties that are beyond our control, and the actual costs may be significantly higher than the estimates shown below. All dollar amounts are at Kennedy Wilson's share.

					If Completed						Current
Property	Location	Type	Status	KW Ownership %	Est. Completion Date(1)	Est. Stabilization Date	MF Units	KW Share Est. Stabilized NOI	KW Est. Total Cost(1)	Est. Yield on Cost	KW Costs Incurred(2)	KW Est. Costs to Complete(1)
Oxbow	Mountain West	Multifamily	Under Construction	51%	2024	2024	268	3	42	6%	39	3
38° North Phase III	Nor. California	Multifamily	Under Construction	100%	2024	2024	30	1	13	6%	10	3
Two10	Pacific Northwest	Multifamily	Under Construction	90%	2024	2025	210	3	63	5%	52	11
Anacapa Canyon (formerly University Glen Phase II)	So. California	Multifamily	Under Construction	100%	2024	2025	310	7	120	6%	93	27
Cloudveil	Mountain West	Multifamily	Under Construction	60%	2025	2026	288	3	43	7%	3	40
Gateway @ The Oaks	So. California	Multifamily	In Planning	100%	TBD	TBD	TBD	TBD	TBD	TBD	12	TBD
Bend	Pacific Northwest	Multifamily	In Planning	43%	TBD	TBD	TBD	TBD	TBD	TBD	20	TBD
							1,106	$17	$281	6%	$229	$84
Note: The table above excludes minority-held development projects and three development projects where the scope is still being explored, totaling KW Gross Asset Value of $143 million.

(1)    Figures shown in this column are an estimate of KW's remaining costs to develop to completion or to complete the entitlement process, as applicable, as of March 31, 2024. Total remaining costs may be financed with third-party cash contributions, proceeds from projected sales, and/or debt financing. Kennedy Wilson expects to fund approximately $20 million of its share of remaining costs to complete with cash. These figures are budgeted costs and are subject to change. There is no guarantee that the Company will be able to secure the project-level debt financing that is assumed in the figures above.  If the Company is unable to secure such financing, the amount of capital that the Company will have to invest to complete the projects above may significantly increase. KW cost to complete differs from KW share total capitalization as the latter includes costs that have already been incurred to date while the former relates to future estimated costs.
(2) Includes land costs.
(3) Estimated foreign exchange rates are €1.00 = $1.08 USD, and £1.00 = $1.26 USD related to NOI.

Kennedy-Wilson Holdings, Inc.
Vintage Housing Holdings - Lease-up Assets and Development Projects
As of March 31, 2024
(Unaudited)
(Dollars in millions)
Vintage Housing Holdings - Lease-up Assets and Development Projects
This section includes the Company's lease-up assets and development projects or redevelopment projects that the Company is undergoing or considering through its Vintage platform, which the Company has a 45% ownership interest in. The Company expects to have no cash equity basis in these projects at completion due to the use of property level debt and proceed from the sale of tax credits. The scope of these projects may change. There is no certainty the lease-up assets will reach stabilization or the Company will develop or redevelop any or all of these potential projects. All dollar amounts are Kennedy Wilson's share.

			If Completed					Current
Property	Location	Status	Est. Completion Date(1)	Est. Stabilization Date	MF Units	Est. Cash to KW(2)	KW Share Est. Stabilized NOI	KW Cash Basis	Leased %
Anacapa Canyon	Southern California	Lease-up	2024	2025	170	1.2	0.9	—	77
Spanish Springs	Mountain West	Under Construction	2024	2025	257	0.3	0.9	—	—
Washington Station	Mountain West	Under Construction	2025	2025	205	0.6	0.7	—	—
Redfield	Mountain West	Under Construction	2025	2025	223	1.7	0.9	—	—
Beacon Hill	Pacific Northwest	Under Construction	2025	2026	272	3.0	1.7	2.3	—
Lockwood	Southern California	Under Construction	2025	2026	341	0.5	2.3	0.5	—
Folsom	Northern California	In Planning	2026	2026	136	3.9	0.6	3.9	—
					1,604	$11.2	$8.0	$6.7
(1) The actual completion date for projects is subject to several factors, many of which are not within our control. Accordingly, the projects identified may not be completed when expected, or at all. Kennedy Wilson expects to have no cash equity basis in these projects at completion.
(2) Represents the total cash Kennedy Wilson currently expects to receive from paid developer fees and proceeds from the sale of tax credits. Payment of the developer fee is contingent on the Company’s ability to meet certain criteria as outlined in each project’s Limited Partnership Agreement and may vary based on a number of factors.

Kennedy-Wilson Holdings, Inc.
Debt and Liquidity Schedule
As of March 31, 2024
(Unaudited)
(Dollars in millions)

	Consolidated @ KW Share			Unconsolidated @ KW Share
Maturity (5)	Secured(1)	Kennedy Wilson Europe Unsecured Bonds(2)	KW Unsecured Debt(3)	Unconsolidated Secured	Vintage Housing		KW Share
2024	$79.3	$—	$—	$122.0	$8.3		$209.6
2025	172.1	512.7	247.9	373.2	20.7	(6)	1,326.6
2026	654.8	—	—	440.8	27.3		1,122.9
2027	349.5	—	—	403.0	5.5		758.0
2028	339.4	—	—	157.5	17.6		514.5
2029	233.5	—	600.0	359.0	18.4		1,210.9
2030	197.5	—	600.0	18.7	27.6		843.8
2031	517.8	—	600.0	106.6	6.6		1,231.0
2032	40.1	—	—	67.8	6.5		114.4
2033	77.8	—	—	53.6	68.2		199.6
Thereafter	49.0	—	—	1.3	422.8		473.1
Total	$2,710.8	$512.7	$2,047.9	$2,103.5	$629.5		$8,004.4

Cash	(122.7)	(278.9)	(134.4)	(80.1)	(20.9)		(637.0)
Net Debt	$2,588.1	$233.8	$1,913.5	$2,023.4	$608.6		$7,367.4

Effective Interest Rate(4)	4.5%	3.3%	4.9%	4.4%	4.6%		4.5%
Years to Maturity(5)	4.6	1.6	5.4	3.5	14.8		5.2

(1) Excludes $76.7 million of secured consolidated debt related to noncontrolling interests, $13.1 million of unamortized loan fees and unamortized net premium of $1.3 million, as of March 31, 2024.
(2) Excludes $0.4 million of unamortized loan fees and unamortized net discount of $0.9 million, as of March 31, 2024.
(3) Excludes $18.5 million of unamortized loan fees and unamortized net discount of $3.1 million, as of March 31, 2024.
(4) Includes the effect of interest rate hedges and excludes prepaid loan costs.
(5) Reflects maturity dates (including extension options, available at the Company’s option and subject to certain conditions precedent).
(6) $16.0 million of Vintage Housing maturities in 2025 are expected to be paid off using tax credit equity.

Kennedy-Wilson Holdings, Inc.
Debt and Liquidity Schedule (continued)
As of March 31, 2024
(Unaudited)
(Dollars in millions)
Kennedy Wilson has exposure to fixed and floating rate debt through its corporate debt along with debt encumbering its consolidated properties and its joint venture investments. The table below details Kennedy Wilson's total consolidated and unconsolidated debt by interest rate type.

	KW Share of Debt
	Fixed Rate Debt	Floating with Interest Hedges	Floating without Interest Hedges	Total KW Share of Debt
Secured Investment Level Debt	$3,499.1	$1,737.3	$207.4	$5,443.8
Kennedy Wilson Europe Unsecured Bonds	512.7	—	—	512.7
KW Unsecured Debt	1,800.0	247.9	—	2,047.9
Total	$5,811.8	$1,985.2	$207.4	$8,004.4
% of Total Debt	73%	25%	2%	100%

	KW Share of Secured Investment Debt
	Multifamily	Office	Industrial	Retail	Hotels	Residential and Other	Total	% of KW Share
Pacific Northwest	$1,041.6	$48.0	$—	$3.3	$—	$—	$1,092.9	20%
Southern California	342.0	133.3	—	4.3	—	—	479.6	9%
Northern California	395.4	85.8	9.6	—	—	—	490.8	9%
Mountain West	1,291.4	20.9	20.7	5.6	—	—	1,338.6	24%
Hawaii	—	—	—	—	125.0	20.1	145.1	3%
Total Western US	$3,070.4	$288.0	$30.3	$13.2	$125.0	$20.1	$3,547.0	65%

United Kingdom	$—	$542.3	$172.9	$11.0	$—	$—	$726.2	13%
Ireland	585.6	482.7	10.6	49.5	—	—	1,128.4	21%
Spain	—	—	5.4	36.8	—	—	42.2	1%
Total Europe	$585.6	$1,025.0	$188.9	$97.3	$—	$—	$1,896.8	35%

Total	$3,656.0	$1,313.0	$219.2	$110.5	$125.0	$20.1	$5,443.8	100%
% of Total Debt	67%	25%	4%	2%	2%	—%	100%

Kennedy-Wilson Holdings, Inc.
Investment Management Platform
(Unaudited, Dollars in millions)
Kennedy Wilson's investment management and real estate services platform offers a comprehensive line of real estate services for the full lifecycle of real estate ownership. Kennedy Wilson has approximately $25 billion in Real Estate AUM(1) as of March 31, 2024.

Adjusted Fees
	Q1
Fee Description	2024	2023
Investment Management — Base	$14.4	$11.1
Investment Management — Loan Origination/Acquisition/Disposition	7.1	—
Total - Investment Management	21.5	11.1

Investment Management — Performance Allocations:
Unrealized	(16.4)	(10.7)
Realized	—	—
Amounts reclassified from Unrealized to Realized	—	—
Total - Investment Management — Performance Allocations	(16.4)	(10.7)
Property Services	0.3	0.3
Total Adjusted Fees(2)	$5.4	$0.7
(1) As defined in "Common Definitions" section of the earnings release.
(2) Please see the appendix for a reconciliation of Adjusted Fees to its closest GAAP measure.

Kennedy-Wilson Holdings, Inc.
Multifamily Same Property Analysis
(Unaudited)
(Dollars in millions)
Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property changes to Kennedy Wilson. The analysis below excludes assets in lease-up or development and minority-owned investments.

Three Months Ended March 31,	Units	Average Occupancy %			Total Revenues			Total Operating Expenses			Net Operating Income (Net Effective)(1)
2024 vs. 2023	2024	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change

Market Rate Portfolio
Region:
Mountain West	7,752	94.0%	93.1%	1.0%	$32.4	$31.7	2.3%	$10.2	$9.8	3.9%	$22.3	$21.9	1.6%
Pacific Northwest	4,195	93.7	93.9	(0.2)%	18.8	18.1	4.1	6.7	6.2	6.6	12.1	11.8	2.7
Southern California	1,898	93.7	94.7	(1.1)%	9.8	9.4	4.0	3.5	3.4	1.3	6.3	6.0	5.5
Northern California	1,670	90.1	91.6	(1.7)	8.7	8.4	3.9	3.6	3.3	7.3	5.1	5.0	1.6
Western U.S.	15,515	93.5%	93.3%	0.2%	$69.7	$67.6	3.2%	$24.0	$22.7	4.8%	$45.8	$44.7	2.4%
Ireland	2,490	98.0	99.1	(1.1)	9.1	9.0	1.6	2.1	2.1	(1.0)	7.0	6.9	2.4
Market Rate Total	18,005	93.9%	93.9%	0.1%	$78.8	$76.6	3.0%	$26.1	$24.8	4.3%	$52.8	$51.6	2.4%

Affordable Portfolio
Region:
Pacific Northwest	5,977	94.1%	96.3%	(2.3)%	$10.6	$10.3	2.9%	$4.0	$3.5	13.1%	$6.6	$6.8	(2.5)%
Mountain West	1,800	95.8	96.2	(0.4)	2.7	2.6	5.6	0.9	0.9	3.9	1.8	1.7	6.4
Southern California	704	94.5	97.9	(3.4)	1.5	1.5	3.3	0.4	0.4	10.8	1.1	1.1	0.8
Northern California	676	96.7	97.7	(1.0)	1.3	1.1	11.4	0.4	0.4	15.2	0.8	0.8	9.5
Affordable Total	9,157	94.6%	96.5%	(2.0)%	$16.1	$15.5	4.0%	$5.7	$5.2	11.6%	$10.3	$10.4	0.2%

Total	27,162	94.1%	94.5%	(0.4)%	$94.9	$92.1	3.2%	$31.8	$30.0	5.5%	$63.1	$62.0	2.1%

Total Same Property Units	27,162
Excluded from Same-Property analysis:
Units acquired or stabilized after 1/1/23	1,888
Minority-held units	5,120
Total Stabilized Units	34,170
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) - Please see the appendix for a reconciliation of Same Property NOI - Net Effective to its closest GAAP measure

Kennedy-Wilson Holdings, Inc.
Office Same Property Analysis
(Unaudited)
(Dollars and Square Feet in millions)
Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share (including straight-line rents)
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property changes to Kennedy Wilson. The analysis below excludes unstabilized assets (including previously stabilized assets that are currently unstabilized), assets under development, and minority-owned investments.

Three Months Ended March 31,	Square Feet	Average Occupancy %			Total Revenues			Total Operating Expenses			Net Operating Income (Net Effective)(1)
2024 vs. 2023	2024	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change

Region:
Southern California	0.2	90.4%	89.7%	0.8%	$2.8	$2.8	(0.9)%	$1.1	$1.1	0.9%	$1.6	$1.7	(2.0)%
Northern California	0.3	84.8	88.5	(4.2)	2.7	2.7	(1.7)	1.2	1.1	3.0	1.5	1.6	(5.0)
Western U.S.	0.5	86.8%	88.9%	(2.4)%	5.5	5.5	(1.3)%	2.3	2.2	2.0%	3.1	3.3	(3.5)%
United Kingdom	1.8	92.4	92.7	(0.3)	13.5	13.4	0.4	1.1	0.9	29.8	12.4	12.6	(1.6)
Ireland	1.0	94.6	94.5	0.1	7.8	7.7	1.8	0.3	0.3	(8.0)	7.6	7.4	2.2
Italy	0.6	100.0	100.0	—	1.9	1.8	9.9	0.2	0.3	(19.3)	1.7	1.5	15.0
Europe	3.4	94.5%	94.6%	(0.1)%	23.2	22.9	1.6%	1.6	1.5	13.1%	21.7	21.5	0.8%

Total	3.9	93.5%	93.9%	(0.4)%	$28.7	$28.4	1.0%	$3.9	$3.7	6.2%	$24.8	$24.8	0.3%

Total Same Property Square Feet			3.9
Excluded from Same-Property analysis:
Assets acquired or stabilized after 1/1/23 or occupied by KW			0.2
Minority-held office properties			4.6
Total Stabilized Square Feet			8.7
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) Please see the appendix for a reconciliation of Same Property NOI - Net Effective to its closest GAAP measure

Kennedy-Wilson Holdings, Inc.
Office Same Property Analysis (continued)
(Unaudited)
(Dollars and Square Feet in millions)
Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share (excluding straight-line rents)
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property changes to Kennedy Wilson. The analysis below excludes unstabilized assets (including previously stabilized assets that are currently unstabilized), assets under development, and minority-owned investments. The information below excludes the effect of straight-line rents.

Three Months Ended March 31,	Square Feet	Average Occupancy %			Total Revenues			Total Operating Expenses			Net Operating Income (Net Effective)(1)
2024 vs. 2023	2024	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change

Region:
Southern California	0.2	90.4%	89.7%	0.8%	$2.4	$2.6	(5.4)%	$1.1	$1.1	0.9%	$1.3	$1.5	(10.3)%
Northern California	0.3	84.8	88.5	(4.2)	2.6	2.4	7.1	1.2	1.1	3.0	1.4	1.3	10.6
Western U.S.	0.5	86.8%	88.9%	(2.4)%	5.0	5.0	0.6%	2.3	2.2	2.0%	2.7	2.8	(0.5)%
United Kingdom	1.8	92.4	92.7	(0.3)	13.6	12.5	8.6	1.1	0.9	29.8	12.5	11.6	7.0
Ireland	1.0	94.6	94.5	0.1	8.3	6.6	26.1	0.3	0.3	(8.0)	8.0	6.3	27.6
Italy	0.6	100.0	100.0	—	1.9	1.8	9.9	0.2	0.3	(19.3)	1.7	1.5	15.0
Europe	3.4	94.5%	94.6%	(0.1)%	23.8	20.9	14.2%	1.6	1.5	13.1%	22.2	19.4	14.3%

Total	3.9	93.5%	93.9%	(0.4)%	$28.8	$25.9	11.6%	$3.9	$3.7	6.2%	$24.9	$22.2	12.5%

Total Same Property Square Feet			3.9
Excluded from Same-Property analysis:
Assets acquired or stabilized after 1/1/23 or occupied by KW			0.2
Minority-held office properties			4.6
Total Stabilized Square Feet			8.7
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) - Please see the appendix for a reconciliation of Same Property NOI - Net Effective to its closest GAAP measure

Kennedy-Wilson Holdings, Inc.
Real Estate Investment Transactions
(Unaudited)
(Dollars in millions)
Listed below is additional detailed information about the real estate acquisitions and dispositions completed during the three months ended March 31, 2024. For information on loan investment activity, please refer to page 23.

	100%		Kennedy Wilson's Share
Acquisitions	Real Estate Aggregate Purchase Price	Cap Rate(1)	Real Estate Pro-Rata Purchase Price	Cap Rate(2)(4)	KW Ownership(3)
Q1-24
Western U.S.	$94.2	6.0%	$7.2	6.0%	7.6%
Europe	—	—%	—	N/A	—%
Total	$94.2	6.0%	$7.2	6.0%	7.6%

	100%		Kennedy Wilson's Share
Dispositions	Real Estate Aggregate Sale Price	Cap Rate(1)	Real Estate Pro-Rata Sale Price	Cap Rate(2)(4)	KW Ownership(3)
Q1-24
Western U.S.	$85.6	7.9%	$74.9	7.9%	87.5%
Europe	271.3	8.4%	271.3	8.4%	100.0%
Total	$356.9	8.3%	$346.2	8.3%	97.0%
(1) For acquisitions and dispositions, the Cap Rate includes only income-producing properties. For Q1-24, there were $4.2 million of acquisitions and $28.0 million of dispositions of non-income producing real estate assets. Please see "common definitions" for a definition of Cap Rate and a description of its limitations.
(2) For acquisitions and dispositions, the Cap Rate includes only income-producing properties at Kennedy Wilson's share. For Q1-24, there were $2.5 million of acquisitions and $17.3 million of dispositions of non-income producing real estate assets. Please see "common definitions" for a definition of Cap Rate and a description of its limitations.
(3) Kennedy Wilson's ownership is shown on a weighted average basis based upon the aggregate purchase/sale price of each investment and Kennedy Wilson's ownership in each investment at the time of acquisition/disposition.
(4) As defined in "Common Definitions" section of the earnings release.

Kennedy-Wilson Holdings, Inc.
Segment Detail
(Unaudited, Dollars in millions)

	Three Months Ended March 31, 2024
	Consolidated	Co-Investment	Corporate	Total

Revenue
Rental	$97.4	$—	$—	$97.4
Hotel	9.3	—	—	9.3
Investment management fees	—	21.3	—	21.3
Other	—	—	0.3	0.3
Loans	—	8.1	—	8.1
Total revenue	106.7	29.4	0.3	136.4

Loss from unconsolidated investments
Principal co-investments	—	9.7	—	9.7
Performance allocations	—	(16.4)	—	(16.4)
Loss from unconsolidated investments	—	(6.7)	—	(6.7)

Gain on sale of real estate, net	106.4	—	—	106.4
Expenses
Rental	37.2	—	—	37.2
Hotel	7.6	—	—	7.6
Compensation and related (including $5.2 of share-based compensation)	9.7	8.1	9.8	27.6
Performance allocation compensation	—	(5.5)	—	(5.5)
General and administrative	3.8	2.9	1.6	8.3
Depreciation and amortization	38.9	—	—	38.9
Total expenses	97.2	5.5	11.4	114.1
Interest expense	(39.9)	—	(24.8)	(64.7)
Loss on early extinguishment of debt	0.3	—	—	0.3
Other income	2.7	2.4	1.7	6.8
Income (loss) before (provision for) benefit from income taxes	79.0	19.6	(34.2)	64.4
(Provision for) benefit from income taxes	(12.2)	—	(14.5)	(26.7)
Net income (loss)	66.8	19.6	(48.7)	37.7
Net income attributable to noncontrolling interests	0.1	—	—	0.1
Preferred dividends	—	—	(10.9)	(10.9)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$66.9	$19.6	$(59.6)	$26.9

Add back (less) (Kennedy Wilson's Share):
Interest expense	$39.3	$31.1	$24.8	$95.2
Loss on early extinguishment of debt	(0.3)	—	—	(0.3)
Depreciation and amortization	37.5	0.9	—	38.4
Provision for (benefit from) income taxes	12.2	0.2	14.5	26.9
Share-based compensation	—	—	5.2	5.2
Preferred dividends	—	—	10.9	10.9
Fees eliminated in consolidation	(0.2)	0.2	—	—
Adjusted EBITDA	$155.4	$52.0	$(4.2)	$203.2

Kennedy-Wilson Holdings, Inc.
Segment Detail (continued)
(Unaudited, Dollars in millions)

	three Months Ended March 31, 2023
	Consolidated	Co-Investment	Corporate	Total

Revenue
Rental	$106.6	$—	$—	$106.6
Hotel	10.6	—	—	10.6
Investment management fees	—	11.0	—	11.0
Other	—	—	0.3	0.3
Loans	—	3.7	—	3.7
Total revenue	117.2	14.7	0.3	132.2

Income from unconsolidated investments
Principal co-investments	—	16.4	—	16.4
Performance allocations	—	(10.7)	—	(10.7)
Income from unconsolidated investments	—	5.7	—	5.7

Gain on sale of real estate, net	19.2	—	—	19.2
Expenses
Rental	36.6	—	—	36.6
Hotel	7.9	—	—	7.9
Compensation and related (including $7.1 of share-based compensation)	9.8	8.4	12.4	30.6
Performance allocation compensation	—	1.6	—	1.6
General and administrative	3.6	3.2	1.6	8.4
Depreciation and amortization	39.4	—	—	39.4
Total expenses	97.3	13.2	14.0	124.5
Interest expense	(37.2)	—	(25.1)	(62.3)
Loss on early extinguishment of debt	0.1	—	—	0.1
Other income	(1.0)	—	(2.0)	(3.0)
Income (loss) before (provision for) benefit from income taxes	1.0	7.2	(40.8)	(32.6)
(Provision for) benefit from income taxes	(1.8)	—	5.7	3.9
Net income (loss)	(0.8)	7.2	(35.1)	(28.7)
Net loss attributable to noncontrolling interests	(4.2)	—	—	(4.2)
Preferred dividends	—	—	(7.9)	(7.9)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(5.0)	$7.2	$(43.0)	$(40.8)

Add back (less) (Kennedy Wilson's Share):
Interest expense	$36.6	$19.8	$25.1	$81.5
Loss on early extinguishment of debt	(0.1)	—	—	(0.1)
Depreciation and amortization	38.2	0.8	—	39.0
Provision for (benefit from) income taxes	1.8	0.2	(5.7)	(3.7)
Share-based compensation	—	—	7.1	7.1
Preferred dividends	—	—	7.9	7.9
Fees eliminated in consolidation	(0.1)	0.1	—	—
Adjusted EBITDA	$71.4	$28.1	$(8.6)	$90.9

NON-GAAP PRO RATA FINANCIAL INFORMATION

The following non-GAAP Pro-rata information is not intended to be a presentation in accordance with GAAP. The Pro-rata financial information reflects our proportionate economic ownership of each asset in our portfolio that we do not wholly own. The amounts in the column labeled “KW Share of Unconsolidated Investments” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled “Noncontrolling Interests,” which represents the share of consolidated assets attributable to noncontrolling interests.

We do not control the unconsolidated investments and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated investments generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the unconsolidated investments and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages. We provide this information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated investments when read in conjunction with the Company’s reported results under GAAP.

The presentation of Pro-rata financial information has limitations as an analytical tool. Some of these limitations include:

• The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

• Other companies in our industry may calculate their pro rata interest differently than we do, which limits the usefulness of the amount in our pro rata financial statements as a comparative measure.

Because of these limitations, the pro rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using the Pro-rata financial information only supplementally.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information
(Unaudited)
(Dollars in millions)

	March 31, 2024		December 31, 2023
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)
Assets
Cash and cash equivalents	$(6.0)	$101.0	$(5.5)	$94.8
Accounts receivable	(0.4)	98.6	(0.4)	84.9
Real estate and acquired in place lease values, net of accumulated depreciation and amortization (1)	(117.4)	4,554.9	(118.7)	4,619.7
Unconsolidated investments	—	(2,059.6)	—	(2,069.1)
Other assets	(5.1)	162.8	(5.2)	142.4
Loan purchases and originations	—	12.0	—	12.1
Total assets	$(128.9)	$2,869.7	$(129.8)	$2,884.8

Liabilities
Accounts payable	$(0.3)	$—	$(0.3)	$—
Accrued expenses and other liabilities (including $252.2 and $234.4 of deferred tax liabilities)	(9.7)	137.0	(9.7)	125.0
Mortgage debt	(76.6)	2,732.7	(76.5)	2,759.8
KW unsecured debt	—	—	—	—
KWE unsecured bonds	—	—	—	—
Total liabilities	(86.6)	2,869.7	(86.5)	2,884.8
Equity
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	—	—	—	—
Noncontrolling interests	(42.3)	—	(43.3)	—
Total equity	(42.3)	—	(43.3)	—
Total liabilities and equity	$(128.9)	$2,869.7	$(129.8)	$2,884.8
(1) Includes Kennedy Wilson's total share of accumulated depreciation and amortization of $30.8 million and $49.6 million relating to noncontrolling interests and unconsolidated investments, and $30.1 million and $48.7 million relating to noncontrolling interests and unconsolidated investments, as of March 31, 2024 and December 31, 2023, respectively.
(2) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(3) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information
(Unaudited)
(Dollars in millions)

	Q1 - 2024		Q1 - 2023
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)
Revenue
Rental	$(3.3)	$69.9	$(3.0)	$60.2
Hotel	—	6.2	—	—
Sale of real estate	—	13.1	—	—
Investment management fees	0.2	—	0.1	—
Total revenue	(3.1)	89.2	(2.9)	60.2

Total income from unconsolidated investments	—	6.7	—	(5.7)

Fair value (3)	—	0.8	—	1.4
Performance allocations	—	(16.4)	—	(10.7)
Gain on sale of real estate, net	—	—	(4.2)	—

Expenses
Rental	(1.1)	22.9	(1.1)	18.7
Hotel	—	9.0	—	—
Cost of real estate sold	—	11.2	—	—
Compensation and related	—	—	—	—
General and administrative	—	—	—	—
Depreciation and amortization	(1.4)	0.9	(1.3)	0.8
Total expenses	(2.5)	44.0	(2.4)	19.5
Interest expense	0.6	(31.1)	0.6	(19.9)
Other loss	0.1	(5.0)	(0.1)	(5.6)
Income before benefit from income taxes	0.1	0.2	(4.2)	0.2
Benefit from income taxes	—	(0.2)	—	(0.2)
Net income	0.1	—	(4.2)	—
Net loss attributable to noncontrolling interests	(0.1)	—	4.2	—
Net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$—	$—	$—	$—
(1) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(2) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.
(3) Includes the reclassification of cumulative unrealized fair value gains/losses on unconsolidated investments, as realized.

APPENDIX

Kennedy-Wilson Holdings, Inc.
Estimated Annual NOI Reconciliation
(Unaudited)
(Dollars in millions)

Rental Revenues	$97.4
Hotel Revenues	9.3
Rental (Expenses)	(37.2)
Hotel (Expenses)	(7.6)
Loans	8.1
Consolidated NOI	$70.0
Adjustments:
Non-controlling interest	(2.2)
NOI from Unconsolidated investments (KW Share)	44.2
Property-Level NOI - Q1-24 (KW Share)	$112.0

Adjustments
Assets acquired and disposed (net)	(1.8)
Lease-up and development portfolio	3.0
Assets owned and occupied by Kennedy Wilson	1.3
Amortization of above/below market leases (net)	(0.3)
Straight-line and free rent (net)	2.9
Non-recurring income/expense, FX, and other	(1.1)
Q1-24 Estimated NOI	$116.0
Estimated Annual NOI - March 31, 2024	$463.8

Kennedy-Wilson Holdings, Inc.
Reconciliation of Kennedy Wilson's Share Amounts
(Unaudited)
(Dollars in millions)

	Three Months Ended,
	March 31,
	2024	2023
Interest expense (Kennedy Wilson's Share)
Interest expense	$64.7	$62.3
Interest expense (attributable to noncontrolling interests)	(0.6)	(0.6)
Kennedy Wilson's share of interest expense included in unconsolidated investments	31.1	19.8
Interest expense - (Kennedy Wilson's Share)	$95.2	$81.5

Loss on early extinguishment of debt (Kennedy Wilson's Share)
Loss on early extinguishment of debt	$(0.3)	$(0.1)
Loss on early extinguishment of debt (Kennedy Wilson's Share)	$(0.3)	$(0.1)

Depreciation and amortization (Kennedy Wilson's Share)
Depreciation and amortization	$38.9	$39.4
Depreciation and amortization (attributable to noncontrolling interests)	(1.4)	(1.2)
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	0.9	0.8
Depreciation and amortization (Kennedy Wilson's Share)	$38.4	$39.0

Provision for (benefit from) income taxes (Kennedy Wilson's Share)
Provision for income taxes	$26.7	$(3.9)
Provision for income taxes (attributable to noncontrolling interests)	—	—
Provision for income taxes included in unconsolidated investments	0.2	0.2
Provision for income taxes (Kennedy Wilson's Share)	$26.9	$(3.7)

Kennedy-Wilson Holdings, Inc.
Same Property Reconciliation
(Unaudited)
(Dollars in millions)

	Q1 - 2024		Q1 - 2023
	Same Property		Same Property
	Revenue	NOI (Net Effective)(6)(7)	Revenue	NOI(6)
Rental Revenues	$97.4	$97.4	$106.6	$106.6
Hotel Revenues	9.3	9.3	10.6	10.6
Rental (Expenses)	—	(37.2)	—	(36.6)
Hotel (Expenses)	—	(7.6)	—	(7.9)
Consolidated Total	106.7	61.9	117.2	72.7
Less: NCI adjustments (1)	(3.1)	(2.0)	(3.1)	(2.1)
Add: Unconsolidated investment adjustments (2)	49.0	34.2	48.0	34.2
Add: Above/below market rents	(0.5)	(0.5)	(0.5)	(0.5)
Less: Reimbursement of recoverable operating expenses	(8.6)	—	(7.6)	—
Less: Properties bought and sold (3)	(10.3)	(2.5)	(21.8)	(10.7)
Less: Other properties excluded (4)	(8.8)	(2.8)	(11.2)	(6.0)
Other Reconciling Items (5)	(0.8)	(0.4)	(0.5)	(0.8)
Same Property	$123.6	$87.9	$120.5	$86.8

	Q1 - 2024		Q1 - 2023
	Same Property		Same Property
Same Property (Reported)	Revenue	NOI	Revenue	NOI
Office - Same Property	$28.7	$24.8	$28.4	$24.8
Multifamily Market Rate Portfolio - Same Property	78.8	52.8	76.6	51.6
Multifamily Affordable Portfolio - Same Property	16.1	10.3	15.5	10.4
Same Property	$123.6	$87.9	$120.5	$86.8
Straight-line rent adjustments (net)	0.1	0.1	(2.5)	(2.5)
Same Property (Excluding Straight-Line Rents)	$123.7	$88.0	$118.0	$84.3
(1) Represents rental revenue and operating expenses and hotel revenue and operating expenses attributable to non-controlling interests.
(2) Represents the Company’s share of unconsolidated investment rental revenues and net operating income, as applicable, which are within the applicable same property population.
(3) Represents properties excluded from the same property population that were purchased or sold during the applicable period.
(4) Represents properties excluded from the same property population that were not stabilized during the applicable period, or retail or industrial properties.
(5) Represents other properties excluded from the same property population that were not classified as either a commercial or multifamily property within the Company’s portfolio. Also includes immaterial adjustments for foreign exchange rates, changes in ownership percentages, and
(6) Excludes above/below market rents from the same property population, as they are representative of non-cash purchase price accounting income.
(7) Please see below for a reconciliation of Same Property NOI (Net Effective) to its closest GAAP measure

Kennedy-Wilson Holdings, Inc.
Same Property Reconciliation (continued)
(Unaudited)
(Dollars in million

	Same Property - Revenue(6)*
	For the Three Months Ended March 31,
	2024	2023
Total Revenue	$136.4	$132.2
Less: Investment management fees	(21.3)	(11.0)
Less: Loans	(8.1)	(3.7)
Less: Other	(0.3)	(0.3)
Less: NCI adjustments (1)	(3.1)	(3.1)
Add: Unconsolidated investment adjustments (2)	49.0	48.0
Add: Above/below market rents (6)	(0.5)	(0.5)
Less: Reimbursement of recoverable operating expenses	(8.6)	(7.6)
Less: Properties bought and sold (3)	(10.3)	(21.8)
Less: Other properties excluded (4)	(8.8)	(11.2)
Other Reconciling Items (5)	(0.8)	(0.5)
Same Property	$123.6	$120.5

	Same Property - Revenue(6)*
	For the Three Months Ended March 31,
Same Property (Reported)	2024	2023
Office - Same Property	$28.7	$28.4
Multifamily Market Rate Portfolio - Same Property	78.8	76.6
Multifamily Affordable Portfolio - Same Property	16.1	15.5
Same Property	$123.6	$120.5
Straight-line rent adjustments (net)	0.1	(2.5)
Same Property (Excluding Straight-Line Rents)	$123.7	$118.0

(*) This is a Non-GAAP financial measure. Please see our “Common Definitions” for a further explanation and discussion .
(1) Represents rental revenue and hotel revenue attributable to non-controlling interests.
(2) Represents the Company’s share of unconsolidated investment rental revenues, as applicable, which are within the applicable same property population.
(3) Represents properties excluded from the same property population that were purchased or sold during the applicable period.
(4) Represents properties excluded from the same property population that were not stabilized during the applicable period, or retail or industrial properties.
(5) Represents other properties excluded from the same property population that were not classified as a commercial or multifamily property within the Company’s portfolio. Also includes immaterial adjustments for foreign exchange rates, changes in ownership percentages, and certain non-recurring income and expenses.
(6)Excludes above/below market rents from the same property population, as they are representative of non-cash purchase price accounting income.

Kennedy-Wilson Holdings, Inc.
Same Property Reconciliation (continued)
(Unaudited)
(Dollars in million

	Same Property - NOI (Net Effective)(6)*
	For the Three Months Ended March 31,
	2024	2023
Net Income	$37.7	$(28.7)
Less: Investment management fees	(21.3)	(11.0)
Less: Loans	(8.1)	(3.7)
Less: Other	(0.3)	(0.3)
Less: Total Income from unconsolidated investments	6.7	(5.7)
Less: Gain on sale of real estate, net	(106.4)	(19.2)
Add: Compensation and related	27.6	30.6
Add: Performance allocation compensation	(5.5)	1.6
Add: General and administrative	8.3	8.4
Add: Depreciation and amortization	38.9	39.4
Add: Interest Expense	64.7	62.3
Add: Gain (loss) on early extinguishment of debt	(0.3)	(0.1)
Less: Other income (loss)	(6.8)	3.0
Add: Provision for income taxes	26.7	(3.9)
Less: NCI adjustments (1)	(2.0)	(2.1)
Add: Unconsolidated investment adjustments (2)	34.2	34.2
Add: Above/below market rents (6)	(0.5)	(0.5)
Less: Properties bought and sold (3)	(2.5)	(10.7)
Less: Other properties excluded (4)	(2.8)	(6.0)
Other Reconciling Items (5)	(0.4)	(0.8)
Same Property NOI (Net Effective)*	$87.9	$86.8

	Same Property - NOI (Net Effective)(6)*
	For the Three Months Ended March 31,
Same Property (Reported)	2024	2023
Office - Same Property	$24.8	$24.8
Multifamily Market Rate Portfolio - Same Property	52.8	51.6
Multifamily Affordable Portfolio - Same Property	10.3	10.4
Same Property NOI (Net Effective)* (Reported)	$87.9	$86.8
Straight-line rent adjustments (net)	0.1	(2.5)
Same Property NOI (Excluding Straight-Line Rents)	$88.0	$84.3
(*) This is a Non-GAAP financial measure. Please see our “Common Definitions” for a further explanation and discussion .
(1) Represents rental revenue and operating expenses and hotel revenue and operating expenses attributable to non-controlling interests.
(2) Represents the Company’s share of unconsolidated investment rental revenues and net operating income, as applicable, which are within the applicable same property population.
(3) Represents properties excluded from the same property population that were purchased or sold during the applicable period.
(4) Represents properties excluded from the same property population that were not stabilized during the applicable period, or retail or industrial properties.
(5) Represents other properties excluded from the same property population that were not classified as a commercial or multifamily property within the Company’s portfolio. Also includes immaterial adjustments for foreign exchange rates, changes in ownership percentages, and certain non-recurring income and expenses.
(6) Excludes above/below market rents from the same property population, as they are representative of non-cash purchase price accounting income.

Kennedy-Wilson Holdings, Inc.
Reconciliation of Adjusted Fees
(Unaudited)
(Dollars in millions)

Adjusted Fees
	Q1
	2024	2023
Investment management fees	$21.3	$11.0
Property services fees	0.3	0.3

Non-GAAP adjustments:
Add back:
KW share of fees eliminated in consolidation(1)	0.2	0.1
Performance allocations included in unconsolidated investments	(16.4)	(10.7)
Adjusted Fees	$5.4	$0.7
(1) Represents fees recognized in net (income) loss attributable to noncontrolling interests relating to portion of fees paid by noncontrolling interest holders.

Kennedy-Wilson Holdings, Inc.
Baseline EBITDA Reconciliation
(Unaudited)
(Dollars in millions)

	Baseline EBITDA*
	For the Three Months Ended March 31,
	2024	2023
Net Income	$37.7	$(28.7)
Less: Total Income from unconsolidated investments	6.7	(5.7)
Less: Gain (loss) on sale of real estate, net	(106.4)	(19.2)
Add: Share-based compensation	5.2	7.1
Add: Performance allocation compensation	(5.5)	1.6
Add: Depreciation and amortization	38.9	39.4
Add: Interest expense	64.7	62.3
Add: Gain (loss) on early extinguishment of debt	(0.3)	(0.1)
Less: Other income (loss)	(6.8)	3.0
Add: Benefit from (provision for) income taxes	26.7	(3.9)
Less: Non-controlling interest (1)	(2.2)	(1.9)
Add: NOI from unconsolidated investments (KW Share) (2)	44.2	41.5
Add: Fees eliminated in consolidation (3)	0.2	0.1
Baseline EBITDA*	$103.1	$95.5
(*) This is a Non-GAAP financial measure. Please see our “Common Definitions” for a further explanation and discussion .
(1) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(2) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.
(3) Represents fees recognized in net (income) loss attributable to noncontrolling interests relating to portion of fees paid by noncontrolling interest holders.